UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 28, 2011

Date of Report (Date of earliest event reported)

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois 60532

(Address and zip code of principal executive offices)

(630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Molex Incorporated held its Annual Meeting of Shareholders on October 28, 2011.

Shareholders voted on the matters set forth below:

ITEM 1: ELECTION OF THE BOARD OF DIRECTORS

The below named nominees were the only candidates for election to the Board of Directors, received the votes set opposite their respective names and were elected for a three-year term by a plurality of the votes cast by the holders of Common Stock and Class B Common Stock voting together as a class:

NAME	FOR	WITHHELD
Edgar D. Jannotta	73,091,999	8,996,392
John H. Krehbiel, Jr.	79,904,879	2,183,512
Donald G. Lubin	77,120,993	4,967,398
Robert J. Potter	77,491,476	4,596,915

The terms of the following directors continued after the meeting:

Michelle L. Collins

Fred L. Krehbiel

David D. Landsittel

Joe W. Laymon

James S. Metcalf

Michael J. Birck

Anirudh Dhebar

Frederick A. Krehbiel

Martin P. Slark

ITEM 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

For: 87,562,085

Against: 293,164

Abstain: 102,809

Broker Nonvotes: N/A

ITEM 3:NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF MOLEX’S NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2011

For: 74,124,597

Against: 7,591,499

Abstain: 372,295

Broker Nonvotes: 5,869,667

ITEM 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

3 Year	49,545,545
2 Year	496,303
1 Year	31,740,678
Abstain	305,865

ITEM 5: APPROVAL OF AN AMENDMENT TO THE 2008 MOLEX STOCK INCENTIVE PLAN

For: 75,361,920

Against: 6,372,465

Abstain: 354,006

Broker Nonvotes: 5,869,667

ITEM 6: APPROVAL OF AN AMENDMENT TO THE 2005 MOLEX EMPLOYEE STOCK PURCHASE PLAN

For: 81,237,713

Against: 502,260

Abstain: 348,418

Broker Nonvotes: 5,869,667

Based on the shareholder vote results in Item 4 (above), the Board of Directors has determined that the advisory votes on executive officer compensation will be submitted to shareholders on a triennial basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED

Date: November 2, 2011	By:	/s/ Mark R. Pacioni
Mark R. Pacioni
Secretary

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